BUSINESS UPDATE OCTOBER 13, 2020

FORWARD LOOKING STATEMENTS This business update (this “Update”) includes forward-looking statements made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as “may”, “trend”, “will”, “expects”, “plans”, “estimates”, “anticipates”, “projects”, “intends”, “believes”, “strategy”, “goals”, “objectives”, “outlook” and similar expressions. Forward-looking statements include, without limitation, statements relating to the impact of COVID-19 on Preferred Apartment Communites, Inc’s. (the “Company”, or “PAC”) business and the Company’s ability to mitigate the impacts arising from COVID-19. These statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in PAC’s filings with theSe curities and Exchange Commission. PAC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Update. The properties depicted in this Update are multihousing communities, grocery anchored retail and Class-A office. PRIOR PERFORMANCE IN THIS UPDATE SHOULD NOT BE INDICATIVE OF HOW PAC WILL PERFORM IN THE FUTURE. 2

COLLECTIONS UPDATE For the months of August & September, the Company reports the following cash rental collections1 activity. MULTIHOUSING MULTIFAMILY STUDENT HOUSING August: 99% Collected August: 99% Collected September: 98% Collected September: 99% Collected GROCERY ANCHORED OFFICE RETAIL August: 94% Collected August: 100% Collected September: 95% Collected September: 99% Collected As the COVID-19 pandemic continues to unfold, the Company is working proactively to mitigate impacts to our customers, our investors, our associates, and our properties. The Company is well-positioned through its experienced leadership, sound real estate strategies and effective operations to navigate these unprecedented times. 1 Unadjusted for rent deferrals 3

COLLECTIONS UPDATE The following reflects cash rental collections1, as of October 9, for April through September. MULTIHOUSING MULTIHOUSING MULTIFAMILY STUDENT HOUSING 100% 100% 99% 99% 99% 99% 99% 99% 99% 98% 98% 97% 97% 97% 0% 0% April May June July Aug Sept April May June July Aug Sept Collections Collections GROCERY ANCHORED RETAIL OFFICE 100% 100% 100% 99% 99% 99% 97% 98% 94% 94% 95% 91% 89% 91% 0% 0% April May June July Aug Sept April May June July Aug Sept Collections Collections 1 Unadjusted for rent deferrals 4

INVESTOR RESOURCES Click icons below to access information electronically Q2 Investor Package Investor Relations Website Annual Report 2019 Executive Team Bios Q3 2020 Earnings Call November 10, 2020 11:00 am Eastern Time Investor Relations phone #: (770) 635 1284 investorrelations@pacapts.com 3284 Northside Parkway, Suite 150 Atlanta GA 30327 PACAPTS.COM